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                                                                  EXHIBIT 10.13


                       TRANSITIONAL CARE OF AMERICA, INC.
                               STOCK OPTION PLAN

     1.0 PURPOSE. This Stock Option Plan (the "Plan") is intended as an incentive and to encourage stock ownership by certain key employees of Transitional Care of America, Inc. (the "Company"). The purposes of the Plan are to: (1) closely associate the interests of the management and certain other key employees of the Company with the shareholders by reinforcing the relationship between participants' rewards and shareholder gains; (2) provide management and certain other key employees with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive to management and certain other key employees for continuous employment with the Company. It is further intended that, except as noted below, options issued pursuant to this Plan shall constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (hereinafter "Incentive Stock Options").

     2.0 ADMINISTRATION. The Plan shall be administered by the Compensation Committee, as named by the Board of Directors from time to time (hereinafter, the "Committee"). However, the Board of Directors of the Company may, in its sole discretion, determine that, in lieu of the Compensation Committee, the Plan shall be administered by a separate committee of disinterested persons appointed by the Board of Directors of the Company (the "Disinterested Committee"), as constituted from time to time. The Disinterested Committee shall consist of at least two (2) members of the Board of Directors. During the period beginning one (1) year prior to commencement of service on the Disinterested Committee, and while serving on the Disinterested Committee, no Disinterested Committee member shall participate in, nor be eligible for selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted under this Plan or any other discretionary plan of the Company under which participants are entitled to acquire stock, stock options or stock appreciation rights of the Company. For purposes of this Plan, the term "Committee" shall include the Disinterested Committee, if one has been designated by the Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one (1) of its members as Chairman, and shall hold meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

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     2.1 Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion and from time to time to:

     (i) designate the employees or classes of employees eligible to participate in the Plan;

     (ii) grant options provided in the Plan in such form and amount as the Committee shall determine;

     (iii) impose such limitations, restrictions, and conditions upon any such option as the Committee shall deem appropriate, provided any limitation, restriction, or condition not expressly required by this Plan shall be approved by the Board of Directors, as provided under Section 10; and

     (iv) interpret the Plan, adopt, amend, and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

     2.2 The Board of Directors of the Company shall have the authority, in its sole discretion, to establish the exercise price of any option granted hereunder, subject to such restrictions with respect to the exercise price as are imposed by law.

     2.3 The interpretation and construction by the Committee of any provisions of the Plan, any prior or subsequent versions of the Plan, or of any option granted thereunder shall be conclusive unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action taken or decision made in good faith with respect to the Plan or any option granted thereunder.

     3.0 ELIGIBILITY FOR PARTICIPATION. Subject to the terms and provisions of the Plan, participants in the Plan shall be selected by the Committee from the executive officers (whether or not they are directors) and certain other key employees of the Company (the "Participants"). In making this selection and in determining the form and amount of options to be granted, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company, and past and potential contributions to the Company's profitability and sound growth. Participants selected by the Committee shall be employees of the Company. A Participant may hold more than one option, but only on the terms and subject to the restrictions hereafter set forth. No person shall be eligible to receive an option for a larger number of shares than is recommended for him or her by the Committee.



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     4.0 SHARES SUBJECT TO THE PLAN.  The shares of stock which may be subject to options under the Plan shall be shares of the Company's common stock, either authorized and unissued shares or shares issued and held in its treasury. The stock subject to the options shall be one hundred seven thousand eight hundred (107,800) shares of Common Stock $.0010 par value, hereinafter sometimes referred to as "Common Stock".

     4.1 The aggregate fair market value (determined on the date the option is granted) of shares of Common Stock, with respect to which Incentive Stock Options may be granted to any individual under any and all options qualified under Section 422 of the Internal Revenue Code of 1986, as amended, which are exercisable for the first time by a Participant during any calendar year, shall not exceed One Hundred Thousand Dollars ($100,000.00). The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a Participant pursuant to the Plan.

     4.2 In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such option may again be subjected to an option under the Plan.

     5.0 TERMS AND CONDITIONS OF OPTIONS. The grant of an Incentive Stock Option pursuant to the Plan shall be authorized by the Committee and shall be evidenced by a written Incentive Stock Option Agreement in such form as the Committee shall from time to time recommend and the Board of Directors shall from time to time approve. Each Incentive Stock Option Agreement evidencing a grant hereunder shall be executed by the Company and the holder of an Incentive Stock Option (the "Optionee") and shall comply with and be subject to the following terms and conditions:

          (A) EFFECTIVE DATE OF OPTION: Each agreement shall state the date on which the option was granted, which date must be no later than ten (10) years following the date of adoption of this Plan or the date on which this Plan is approved by the shareholders, whichever is earlier.

          (B) TERM AND EXERCISE OF OPTION: Each agreement shall state the length of the time period during which the option is exercisable. Each Incentive Stock Option shall be exercisable at the time determined by the Committee and specified in the agreement, which time shall be no earlier than six (6) months after the date of its grant. Unless a shorter period is provided by the Committee or another Section of this Plan, the option may be exercised at any time during the period commencing at the time determined by the Committee and specified in the Incentive Stock Option Agreement and ending ten (10) years from the date of grant. No Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the date of its grant.

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   Notwithstanding the foregoing, the Committee may cancel an option at any time during the time period in which it is exercisable if, in the opinion of the Committee, the Participant has been found to engage in any activity contrary to the interests of the Company.

        (C) NUMBER AND CLASS OF SHARES: Each agreement shall state the number and class of shares to which it pertains, which number when added to the aggregate number of all option shares previously granted under this Plan or outstanding on the effective date hereof shall not exceed the limits set forth in Section 4.0 hereof.

        (D) OPTION PRICE: Each agreement shall set forth the option price, which shall not be less than one hundred percent (100%) of the fair market value of the shares of stock subject to the option at the time such option is granted, as such fair market value is determined by the Board of Directors of the Company. Subject to restrictions on determining fair market value imposed by law, the Board of Directors of the Company in fixing the option price shall have full authority and discretion and shall be fully protected in doing so.

        (E) RESTRICTIONS ON TRANSFER OF OPTION: Each agreement shall state that the option is not transferrable by the Optionee except by will or by the laws of descent and distribution. Options may be exercised during the lifetime of the Optionee only by the Optionee, and after the death of the Optionee, only as provided in Section 7.0.

        (F) RESTRICTIONS ON EXERCISE OF OPTION:  Except as provided in Sections
   6.0 and 7.0, each agreement shall state that in order for such option to be valid and exercisable:

              (1) The Optionee must be an employee of the Company at all times during the period beginning on the date of the granting of such option and ending three (3) months before the date of exercise of such option; provided, however, that if the Optionee is employed at the time of his or her disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) then the aforementioned period shall be extended to one (1) year before the date of exercise of such option; and

              (2) So long as the Optionee remains an employee of the Company, such option may be exercised in whole or in part; provided that the Optionee shall not exercise part of an option for fewer than twenty-five (25) shares at one time unless the total number of shares subject to the option is fewer than twenty-five (25), in which case the Optionee shall not exercise the option for fewer than all such shares.



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        (G) RESTRICTIONS ON DISPOSITION OF STOCK:  In addition to any other restrictions on the disposition of stock acquired by an option granted hereunder, each agreement shall state that the transfer of the Common Stock subject to the option shall have Qualified Incentive Stock Option tax treatment under the Internal Revenue Code of 1986, as amended, only if the Common Stock subject to such option shall be disposed of by the Optionee after two (2) years from the date such option is granted or after one (1) year from the date that the shares of such Common Stock were transferred to the Optionee upon exercise, whichever is later.

     The Incentive Stock Option Agreement may provide for such other terms and conditions as the Committee and Board of Directors may determine, which need not be the same for all options.

     6.0 RETIREMENT OR DISABILITY. Notwithstanding anything contained herein to the contrary, upon the termination of the Optionee's employment by reason of permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) or retirement (as determined by the Committee), the Optionee may, within 36 months from the date of such termination of employment, exercise any Incentive Stock Options to the extent such Incentive Stock Options were exercisable at the date of such termination of employment; provided that no option may be exercised more than ten (10) years from the date of the grant thereof. The tax treatment available pursuant to Section 422 of the Internal Revenue Code of 1986, as amended, upon the exercise of an Incentive Stock Option will not be available to an Optionee who exercises any Incentive Stock Option more than (i) one (1) year after the date of termination of employment due to permanent disability, or (ii) three (3) months after the date of termination of employment due to retirement.

     7.0 DEATH OF OPTIONEE. Notwithstanding anything contained herein to the contrary, upon the death of the Optionee, any Incentive Stock Option exercisable on the date of death may be exercised by the executors or administrators of the Optionee or by any person or persons who shall have acquired the right to exercise such Incentive Stock Option by bequest, inheritance, or by reason of the death of the Optionee, provided that such exercise occurs not after ten (10) years from the date of the granting thereof or after one (1) year of the Optionee's death. The provisions of this Section shall apply notwithstanding that the Optionee's employment with the Company may have terminated prior to death, but only to the extent of any Incentive Stock Options exercisable on the date of death, and provided that any such termination of employment occurred not more than three (3) months prior to death.

     8.0 RESTRICTIONS ON MAJOR SHAREHOLDERS. Notwithstanding anything set forth herein to the contrary, no individual shall be granted an option hereunder so long as he owns stock possessing more than ten percent (10%) of the total combined voting power

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of all classes of stock of the Company unless at the time that the option hereunder is granted the option price is at least one hundred ten percent (110%) of the fair market value of the Common Stock subject to the option and such option is not exercisable after the expiration of five (5) years from the date such option is granted. The option price and the restricted term of the option as set forth herein shall be set forth in the option agreement.

     9.0 GENERAL RESTRICTIONS. Each Incentive Stock Option granted under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the Optionee of an option with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares of Common Stock thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     10.0 DISCRETION OF THE COMMITTEE. The Committee may, subject to approval of the Board of Directors, make the following additional provisions with regard to any option granted hereunder:

        (A) The Optionee may pay for the Common Stock subject to such option with previously owned shares of Common Stock of the Company, or a combination of previously owned shares of Common Stock and United States dollars.

        (B) The option is subject to any conditions not inconsistent with the other provisions of this Plan. Any such discretionary conditions shall be set forth in the option agreement.

     11.0 MANNER OF PAYMENT. Subject to the provisions of Section 10.0(A) hereof, the option price shall be payable in United States dollars upon the exercise of the option and may be paid in cash or by certified check.

     12.0 RECAPITALIZATION. Subject to any required action by the shareholders, the number of shares of Common Stock covered by each outstanding option, and the price per share thereof in each such option, shall be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.



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     12.1 Subject to any required action by the shareholders, if the Company shall consummate any merger or consolidation, whether or not the Company shall be the surviving corporation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled.

     12.2 In the event of a change in the Common Stock of the Company as presently constituted the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

     12.3 To the extent that the foregoing adjustments relate to shares of stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, subject to review by the Board of Directors, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     12.4 Except as hereinbefore expressly provided in this Section 12, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the option.

     12.5 The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     13.0 RIGHTS AS A SHAREHOLDER. An Optionee or a transferee of an option shall have no rights as a shareholder with respect to any shares covered by his option until the date shares purchased pursuant to the exercise of an option are transferred to him on the books of the Company. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
Section 12 hereof. Thereafter the Optionee's rights as a shareholder shall be subject to the restrictions set forth in Section 5.0(G).



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     14.0 MODIFICATION, EXTENSION, AND RENEWAL OF OPTIONS.  Subject to the
terms and conditions and within the limitations of the Plan, the Committee may modify, extend, or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised), and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). The Committee shall not, however, modify any outstanding options so as to specify a lower price or accept the surrender of outstanding options and authorize the granting of new options and the substitution therefor specifying a lower price. Notwithstanding the foregoing, however, no modification of an option shall, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan, except as otherwise expressly provided herein.

     15.0 INVESTMENT PURPOSE. Each option under the Plan shall be granted on the condition that the purchases of shares of stock thereunder shall be for investment purposes, and not with a view to resale or distribution except that in the event the shares subject to such option are registered under the Securities Act of 1933, as amended, or in the event a resale of such shares without such registration would otherwise be permissible, such conditions shall be inoperative if, in the opinion of counsel for the Company, such condition is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

     16.0 RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such Participant. Except as provided in Sections 5.0(F)(1), 6.0, and 7.0 or except as otherwise determined by the Committee, all Incentive Stock Options shall terminate upon the termination of the Participant's employment.

     17.0 LEAVES OF ABSENCE. The Committee shall be entitled to make such rules, regulations, and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by any Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine
(i) whether or not such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on the options under the Plan theretofore made to any Participant who takes such leave of absence.

     18.0 INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they

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or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit, or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     19.0 AMENDMENT OF THE PLAN. The Board of Directors of the Company may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the shareholders, no such revision or amendment shall change the number of shares subject to the Plan, change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted, remove the administration of the Plan from the Committee, or render any member of the Committee eligible to receive an option under the Plan while serving thereon. Furthermore, the Plan may not, without the approval of the shareholders, be amended in any manner that will cause Incentive Stock Options issued under it to fail to meet the requirements of Incentive Stock Options as defined in
Section 422 of the Internal Revenue Code of 1986, as amended.

     20.0 APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares of Common Stock pursuant to options granted under this Plan will be used for general corporate purposes.

     21.0 NO OBLIGATION TO EXERCISE OPTION. The granting of an option hereunder shall impose no obligation upon the Optionee to exercise such option.

     22.0 WITHHOLDING TAXES. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state, and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy any such withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

     23.0 NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan (including without limitation determinations of the persons to receive options,

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the form, amount, and timing of any option, the terms and provisions of any option, and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who have received, or are eligible to receive options under the Plan, whether or not such persons are similarly situated.

     24.0 APPROVAL OF SHAREHOLDERS. The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of stock of the Company entitled by law to vote with respect to this matter, which approval must occur within the period beginning twelve (12) months before and ending twelve (12) months after the date the Plan is adopted by the Board of Directors.

     25.0 NONQUALIFIED STOCK OPTIONS. The Committee may, in its sole discretion, grant options under this Plan which are not intended to be qualified under Section 422 of the Internal Revenue Code of 1986, as amended (hereinafter "Nonqualified Incentive Stock Options"). Any Nonqualified Incentive Stock Options granted under the Plan shall be designated as such in the option agreement between the Company and the Optionee. Except as otherwise set forth below, Nonqualified Incentive Stock Options shall be subject to all of the terms and conditions of this Plan as if such option was an Incentive Stock Option.

     25.1 The exercise price of any Nonqualified Incentive Stock Option granted under this Plan shall be determined by the Board of Directors, in its sole discretion, and need not be the fair market value of the shares which are the subject of such option. The exercise price shall be specified in the option agreement with the Optionee.

     25.2 The provisions of Section 4.1 of this Plan shall not apply to Nonqualified Incentive Stock Options and there shall be no restriction on the aggregate fair market value of Nonqualified Incentive Stock Options granted to any individual under this Plan.

     25.3 The provisions of Section 5.0(G) of this Plan regarding certain restrictions on the disposition of shares acquired pursuant to the exercise of an option shall not apply to Nonqualified Incentive Stock Options.

     25.4 The provisions of Section 8.0 shall not apply to Nonqualified Incentive Stock Options granted under this Plan and there shall be no restrictions on Nonqualified Incentive Stock Options granted to shareholders owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

     25.5 Notwithstanding anything contained in this Plan to the contrary, the Committee, in its sole discretion, may grant Nonqualified Incentive Stock Options to persons who are non-employee officers of the Company or non-employee members of the Board of Directors of Company. Nothing contained in this
Section 25.5 shall be construed to permit the

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Committee to grant Qualified Incentive Stock Options to such persons.    Except
as otherwise provided in Sections 25.1 through 25.4 inclusive, all of the terms and conditions of this Plan shall apply to Options granted pursuant to this
Section 25.5. The foregoing notwithstanding, a member of the Board of Directors to whom a Nonqualified Incentive Stock Option is granted shall be deemed to have "terminated employment" within the meaning of this Plan as of the later of (i) the date such person ceases to be a member of the Board of Directors or, (ii) if such person was an employee of the Company on the date when he or she ceases to be a member of the Board of Directors, the date such person terminates employment with the Company. Further, a non-employee officer to whom a Nonqualified Incentive Stock Option is granted shall be deemed to have "terminated employment" within the meaning of this Plan as of the later of
(i) the date such person ceases to be an officer of the Company or, (ii) if such person was an employee of the Company on the date when he or she ceases to be an officer of the Company, the date such person terminates employment with the Company.

     26.0 GOVERNING LAW. This Plan shall be governed by and construed in accordance with the internal laws of the State of Missouri.

     27.0 EFFECTIVE DATE. The Plan shall become effective on January 26, 1995 and all options issued pursuant to this Plan shall be issued on or before January 26, 2005; provided, however, that the Plan and all options made under the Plan prior to such date remain in effect until such options have been satisfied or terminated in accordance with the Plan and the terms of such options.

     The foregoing Plan was approved and adopted by the Board of Directors of the Company on January 26, 1995.

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